Exhibit 99.1

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (“Agreement”) is made this 20th day of August, 2014 (the “Effective Date”), by and between Banc of California, Inc. (“BANC”) and Basswood Capital Management, LLC, Basswood Enhanced Long Short Fund LP, and Basswood Enhanced Long Short GP, LLC (collectively, “Basswood”) (each of BANC and Basswood a “Party” and, collectively, the “Parties”).

RECITALS

WHEREAS, on June 13, 2014, BANC filed a complaint (the “Complaint”) in the United States District Court of the Central District of California (the “Court”) asserting claims for breach of contract and violation of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the SEC rules promulgated thereunder (the “Claims”), in an action captioned Banc of California, Inc. v. Basswood Capital Management, LLC, et al. (the “Action”);

WHEREAS, on June 30, 2014, Basswood filed a stipulation extending its time to respond to the Complaint;

WHEREAS, on August 1, 2014, Basswood filed a joint stipulation further extending its time to respond to the Complaint, which stipulation was granted by the Court on August 5, 2014;

WHEREAS, Basswood believes the Complaint is without merit and was scheduled to file a motion to dismiss the Complaint on August 20, 2014;

WHEREAS, Basswood asserts that it was not the Beneficial Owner of any Voting Securities of BANC at the time the Complaint was filed;

WHEREAS, no monetary payment of any kind has been made or promised in connection with this settlement agreement;

WHEREAS, in order to avoid the costs and uncertainties of further litigation to resolve their dispute, the Parties, without admission of any wrongdoing, wish to settle all disputes, claims and matters that have arisen or may arise out of the Complaint or the subject matter thereof.

AGREEMENT

NOW, THEREFORE, based on the foregoing recitals, and in consideration of the mutual covenants, promises, and agreements reflected herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions.  In addition to terms otherwise defined in this Agreement, the following terms shall have the meanings set forth below:

(a) The term “affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Exchange Act.

(b) The terms “Beneficial Owner” and “Beneficially Own” shall have the meaning set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act. The terms “Economic Owner” and “Economically Own” shall have the same meanings as “Beneficial Owner” and “Beneficially Own,” except that a person will also be deemed to Economically Own and to be the Economic Owner of (i) all Voting Securities which such person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional, and (ii) all Voting Securities in which such person has any economic interest, including, without limitation, pursuant to a cash settled call option or other derivative security, contract or instrument in any way related to the price of Voting Securities.

(c) The terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

(d) The term “Voting Securities” shall mean the common stock, par value $0.01 per share, of BANC, and any other securities of BANC entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such common stock or other securities, whether or not subject to the passage of time or other contingencies.

2. Notice of Dismissal.  Within one business day of the execution hereof, BANC shall file a Notice of  Dismissal With Prejudice substantially in the form of Exhibit A.

3. Release.

(a) Upon the execution of this agreement, BANC and each of its respective assigns and affiliates, and all present and former employees, officers, owners, shareholders, directors, members, subsidiaries, beneficiaries and agents and any other person or entity acting or purporting to act on its behalf, will be deemed to have expressly and unconditionally released, acquitted, and forever discharged Basswood and each of its respective assigns and affiliates, and all present and former employees, officers, owners, shareholders, directors, managers, members, principals, subsidiaries, beneficiaries and agents and any other person or entity acting or purporting to act on its behalf, from any and all claims, demands, causes of action, actions, suits, promises, damages, liabilities and judgments whatsoever, whether known or unknown, in law or equity, which BANC shall or may have for, upon or by reason of any matter, cause or thing against Basswood pertaining to Basswood’s actions with respect to BANC before the Effective Date.

(b) Upon the execution of this agreement, Basswood and each of its respective assigns and affiliates, and all present and former employees, officers, owners, shareholders, directors, members, subsidiaries, beneficiaries and agents and any other person or entity acting or purporting to act on its behalf, will be deemed to have hereby expressly and unconditionally released, acquitted, and forever discharged BANC and each of its respective assigns and affiliates, and all present and former employees, officers, owners, shareholders, directors, managers, members, principals, subsidiaries, beneficiaries and agents and any other person or entity acting or purporting to act on its behalf, from any and all claims, demands, causes of action, actions, suits, promises, damages, liabilities and judgments whatsoever, whether known or unknown, in law or equity, which Basswood shall or may have for, upon or by reason of any matter, cause or thing against BANC pertaining to BANC’s actions with respect to Basswood before the Effective Date.

(c) Notwithstanding the foregoing, and for the avoidance of doubt, nothing in the preceding subparagraphs 3(a) and 3(b) shall release claims any Party may have for breach of this Agreement.

4. Standstill.  For a period beginning on the date hereof and ending on December 31, 2015, Basswood shall not, directly or indirectly, and Basswood shall cause each of its affiliates, and its and their respective employees, officers, directors, managers, members, principals, and agents and any other person or entity acting or purporting to act on its behalf, not to, directly or indirectly:

(a) purchase or cause to be purchased or otherwise acquire or agree or offer to acquire Beneficial Ownership or Economic Ownership of any Voting Securities or other securities of BANC;

(b) solicit proxies or written consents of shareholders or conduct any other type of referendum (binding or non-binding) with respect to, or from the holders of, the Voting Securities, or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in or assist any person in any “solicitation” of any proxy, consent or other authority (as such terms are defined under the Exchange Act) to vote any Voting Securities;

(c) encourage, advise, assist or influence any other person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum with regard to BANC;

(d) form or join in a partnership, limited partnership, syndicate or other group, including a “group” as defined under Section 13(d) of the Exchange Act, with respect to the Voting Securities;

(e) present at any annual meeting or any special meeting of BANC’s shareholders or through action by written consent any proposal for consideration for action by BANC’s shareholders (whether pursuant to Rule 14a-8 under the Exchange Act or otherwise) or seek the removal of any member of the Board of BANC or propose any nominee for election to the Board of BANC or seek representation on the Board of BANC, or call or request the calling of a special meeting of BANC’s shareholders or action by BANC’s shareholders through written consent;

(f) grant any proxy, consent or other authority to vote with respect to any matters or deposit any Voting Securities of BANC in a voting trust or subject them to a voting agreement or other arrangement of similar effect;

(g) make any request for a list of BANC’s shareholders or other books and records of BANC;

(h) effect or seek to effect (including, without limitation, by entering into any discussions, negotiations, agreements or understandings whether or not legally enforceable with any person), offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any Voting Securities, or any material assets or businesses, of BANC or any of its subsidiaries, (ii) any tender offer or exchange offer, merger, acquisition, share exchange or other business combination involving BANC or any of its subsidiaries, or (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to BANC or any of its subsidiaries or any material portion of its or their businesses;

(i) in any manner, directly or indirectly, engage in any short sale of or hold a short position in BANC’s securities, whether through a cash settled put option or other derivative security, contract or instrument, through swap or hedging transactions or otherwise, or engage in any transaction in which Basswood or any of its affiliates in any way seeks to profit through a decline in the price of BANC’s securities (collectively, a “Short Sale”);

(j) request, directly or indirectly, any amendment or waiver of any of the foregoing in a manner that would reasonably likely require public disclosure by Basswood, any Basswood affiliate or BANC; or

(k) enter into any discussions, negotiations, agreements, arrangements or understandings with any person with respect to any of the foregoing or advise, assist, encourage or seek to persuade any person to take any action with respect to any of the foregoing.

5. Non-Disparagement Or Interference by Basswood.  For a period beginning on the date hereof and ending on December 31, 2015,  Basswood shall not, and shall cause its affiliates and its and their officers, directors, principals and managers not to, in any manner, directly or indirectly,
(a) make, or cause to be made, or in any way encourage any other person to make or cause to be made, any statement or announcement, including in any document or report filed with or furnished to the SEC or any governmental entity or regulatory authority or through the press, media, analysts or other persons, that disparages, criticizes, calls into disrepute, defames or slanders, or otherwise constitutes an ad hominem attack on, BANC, or BANC’s subsidiaries, affiliates, successors, assigns, officers (including any person who serves at any time on or following the date of this Agreement as an officer), directors (including any person who serves at any time on or following the date of this Agreement as a director, other than solely in that person’s capacity as a director of a company unrelated to and unaffiliated with BANC), employees, agents, attorneys, financial advisors or other representatives, or any of BANC or BANC’s subsidiaries’ initiatives, offerings or services in any manner; provided, however, that such restriction shall apply to agents, attorneys, financial advisors, or other representatives solely in their capacity as representatives or agents of BANC or its subsidiaries.

The limitations set forth in this Paragraph 5(a) shall not prevent Basswood or any of its affiliates from responding to any statement made by BANC or any of its affiliates or its or their officers or directors of the nature described in Paragraph 6(a) of this Agreement if such statement was made in breach of this Agreement;
(b)  institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding relating to BANC (including derivative actions) against or involving BANC or any of its subsidiaries, affiliates, successors, assigns, directors,  officers, employees, agents, attorneys or financial advisors,  other than an action to enforce the provisions of this Agreement instituted in accordance with and subject to Paragraph 18;

(c)  participate in, interfere with, make any statement or communication, or submit or file any comment letter or other document to or with any governmental entity or regulatory authority or other person regarding, or otherwise take or attempt to take any action relating to, any regulatory process in which it is aware that BANC or any of its affiliates is involved, including without limitation in connection with any regulatory application submitted by BANC or any of its subsidiaries in connection with any business combination, restructuring, recapitalization, merger, acquisition, divestiture, capital raising or other transaction, or otherwise make any statement to or communicate with any governmental entity or regulatory authority regarding BANC or any of its affiliates or its or their officers, directors or employees.  The limitations set forth in this Paragraph 5(c) shall not prevent Basswood or any of its affiliates from responding to any statement made or other action taken by BANC or any of its affiliates or its or their officers or directors of the nature described in Paragraph 6(c) of this Agreement if such statement was made or such action was taken in breach of this Agreement; or

(d)  enter into any negotiations, agreements, arrangements or understandings with any person with respect to any of the foregoing or advise, assist, encourage or seek to persuade any person to take any action with respect to any of the foregoing.

6. Non-Disparagement Or Interference By BANC.  For a period beginning on the date hereof and ending on December 31, 2015, BANC shall not, and shall cause its affiliates and its and their officers and directors not to, in any manner, directly or indirectly,

(a)  make, or cause to be made, or in any way encourage any other person to make or cause to be made, any statement or announcement, including in any document or report filed with or furnished to the SEC or any governmental entity or regulatory authority or through the press, media, analysts or other persons, that disparages, criticizes, calls into disrepute, defames or slanders, or otherwise constitutes an ad hominem attack on, Basswood, or Basswood’s subsidiaries, affiliates, successors, assigns, partners, principals, officers (including any person who serves at any time on or following the date of this Agreement as an officer), directors (including any person who serves at any time on or following the date of this Agreement as a director), employees, agents, attorneys, financial advisors or other representatives, or any of Basswood’s initiatives, offerings or services in any manner; provided, however, that such restriction shall apply to agents, attorneys, financial advisors, or other representatives solely in their capacity as representatives or agents of Basswood or its subsidiaries.  The limitations set forth in this Paragraph 6(a) shall not prevent BANC or any of its affiliates from responding to any statement made by Basswood or any of its affiliates or its or their officers, directors, principals, or managers, of the nature described in Paragraph 5(a)  of this Agreement if such statement was made in breach of this Agreement;

(b) institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding relating to Basswood against or involving Basswood or any of its subsidiaries, affiliates, successors, assigns, officers, partners, principals, employees, agents, attorneys, or financial advisors, other than an action to enforce the provisions of this Agreement instituted in accordance with and subject to Paragraph 18;

(c) participate in, interfere with, make any statement or communication, or submit or file any comment letter or other document to or with any governmental entity or regulatory authority or other person regarding, or otherwise take or attempt to take any action relating to, any regulatory process in which it is aware that Basswood or any of its affiliates is involved, including without limitation in connection with any regulatory application submitted by Basswood or any of its affiliates or subsidiaries in connection with any, directorship, trusteeship, business combination, restructuring, recapitalization, merger, acquisition, divestiture, capital raising or other transaction, or otherwise make any statement to or communicate with any governmental entity or regulatory authority regarding Basswood or any of its affiliates or its or their officers, directors or employees.  The limitations set forth in this Paragraph 6(c) shall not prevent BANC or any of its affiliates from responding to any statement made or other action taken by Basswood or any of its affiliates or its or their officers, directors, principals, or managers of the nature described in Paragraph 5(c) of this Agreement if such statement was made or such action was taken in breach of this Agreement; or

(d) enter into any negotiations, agreements, arrangements or understandings with any person with respect to any of the foregoing or advise, assist, encourage or seek to persuade any person to take any action with respect to any of the foregoing.

7. Representations.  Basswood hereby represents and warrants to BANC that:

(a) As of the date hereof, neither Basswood nor any of its affiliates Beneficially Owns or Economically Owns, directly or indirectly, any Voting Securities or other securities of BANC.

(b) Neither Basswood nor any of its affiliates is currently, or has at any time, been a member of  a “group” as defined under Section 13(d) of the Exchange Act with respect to the Voting Securities.

(c) Neither Basswood nor any of its affiliates has had any agreement, arrangement or understanding with respect to the acquisition, disposition or voting of Voting Securities or other securities of BANC with any other shareholder of BANC.

(d) As of the date hereof, neither Basswood nor any of its affiliates has any knowledge that any other shareholder of BANC has any present or future intention of taking any action that if taken by Basswood would violate any of the terms of this Agreement, except solely to the extent disclosed by any other shareholder of BANC in a Schedule 13D or amendment thereto filed with the SEC with respect to BANC prior to the date hereof.

(e) During the period from May 14, 2014, through May 21, 2014, neither Basswood nor any of its affiliates engaged in any Short Sale.

8. Authority.  Each person signing this Agreement hereby represents and warrants that he or she is duly authorized to execute and deliver this Agreement and to bind the respective Party thereto.  Each of the Parties to this Agreement hereby represents and warrants that (a) such Party has all requisite company power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, and (c) this Agreement will not result in a violation of any terms or conditions of any agreements to which such Party is a party or by which such Party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such Party.

9. No Admissions.  Nothing contained in this Agreement, including the grant of release as set forth in Paragraph 3 hereof, is to be construed as an admission of liability, fault or wrongdoing or any fact or condition indicating any wrongdoing by any Party with respect to any released claim or an admission as to the merit of any settled claim.  This Agreement is being entered solely for the purpose of avoiding the time and expense involved in further litigation of the Action.  Nothing contained in this Agreement or anything said or communicated in the course of negotiating this Agreement may be offered in any proceeding as evidence of any liability or wrongdoing by any Party or any merit or lack of merit of any released or settled claim; provided, however, that this Agreement and all communications and statements made in connection herewith may be introduced in any proceeding to enforce any of the terms of this Agreement.

10. Confidentiality.  Other than in connection with the disclosure of this Agreement by BANC in a Current Report on Form 8-K filed with the SEC, which shall include this Agreement as an exhibit thereto (and which shall only disclose without any further commentary that the  Parties have reached an agreement to settle the Action), or any other filings required to be made by BANC with the SEC (subject to the limitations on the scope of disclosure set forth in the preceding parenthetical) all documents, communications, drafts and other materials of any kind relating to the negotiation of this Agreement, the circumstances leading thereto, or the implementation thereof (collectively, “Settlement Information”), shall be and remain confidential and shall not be disclosed to any other person, except (i) with the specific written consent of both Parties; (ii) as required by a court or other governmental body, or as otherwise required by law, or to enforce the terms of this Agreement, provided, however, that if a Party receives a subpoena or other process or order requiring production of Settlement Information, such Party shall promptly notify the other Party so that each Party has a reasonable opportunity to object to such subpoena, process or order, it being understood that the Party objecting to disclosure shall have the burden of defending against such subpoena, process or order and the Party receiving the subpoena, process or order shall be entitled to comply with it except to the extent the objecting Party is successful in obtaining an order modifying or quashing it; (iii) to representatives of any other company or institution in which Basswood or any of its affiliates owns voting securities who agree, unless otherwise required by law, to maintain the confidentiality of the Settlement Information; (iv) to representatives of any investor or potential investor in any funds managed by, or affiliated with, Basswood who agree, unless otherwise required by law, to maintain the confidentiality of the Settlement Information; (v) to legal counsel of or for the Parties; (vi) to officers, members, partners, employees, directors, agents, accountants, banks, insurers, reinsurers, auditors, tax advisors, tax authorities, attorneys, regulators, investors, and other advisors or consultants of the Parties, so long as such disclosure is for a legitimate business purpose and any such person (other than any regulator or government authority) agrees, unless otherwise required by law, to maintain the confidentiality of the Settlement Information.  The terms of this Paragraph 10 shall expire on December 31, 2015.

11. Release of Unknown Claims.  Each of the Parties acknowledges that it has been advised by its attorneys concerning, and is familiar with, California Civil Code Section 1542 and expressly waives any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to the provisions of the California Civil Code Section 1542, including that provision itself, which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Parties acknowledge that inclusion of the provisions of this Paragraph 11 to this Agreement was a material and separately bargained for element of this Agreement.

12. Legal Fees and Costs.  Each of the Parties shall pay its own respective costs and attorneys’ fees incurred with respect to this Agreement.

13. Amendment, Modification, and Waiver.  This Agreement may be amended, modified, or supplemented only by a written instrument signed on behalf of each of the Parties hereto.  No delay on the part of any Party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any such right, power, or privilege, or any single or partial exercise of any such right, power, or privilege, preclude any further exercise thereof or the exercise of any other such right, power, or privilege.

14. Voluntary and Knowing Participation; Representation by Counsel; Mutual Drafting.  The Parties agree that they have entered into this Agreement freely and voluntarily, with no duress or coercion, after consulting with independent legal counsel of their choosing; have had an adequate opportunity to make whatever investigation or inquiry they deemed necessary or desirable in connection herewith; have participated jointly in the negotiation and drafting of this Agreement; and hereby waive the application of any law, regulation, holding, presumption, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

15. Good Faith, Fair and Reasonable Agreement.  Each Party appreciates, understands, and agrees to all of the terms of this Agreement, acknowledges that this Agreement is made in good faith and is fair and reasonable, and is fully satisfied with the settlement set forth herein.

16. Headings.  Headings of the Paragraphs of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever.

17. Interpretation.  When a reference is made in this Agreement to a Paragraph, such reference shall be to a Paragraph of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “and” and “or” shall be deemed to mean “and/or.”  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

18. Governing Law; Venue.  This Agreement shall be construed, interpreted, and governed by the laws of the State of New York, excluding its conflict of law rules, and any action by any Party arising out of or relating to this Agreement shall be instituted and tried only in the state or federal courts located in the Southern District of New York.

       19. Notices. All notices required or permitted to be sent under this Agreement will be sent by email and first class mail to:

As to BANC:	John Grosvenor, Esq.
General Counsel
Banc of California
18500 Von Karman Ave., Suite 1100
Irvine, CA 92612

With a copy to:
Ian Boczko, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd St.
New York, NY 10019

As to Basswood:	Marc Samit
Basswood Capital Management, LLC
645 Madison Avenue
10th Floor
New York, NY 10022

With a copy to:
Tariq Mundiya
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019

20. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

21. Execution.  Delivery of executed signature pages in one or more counterparts and by facsimile or PDF by each Party to all other Parties shall be sufficient to render this Agreement effective in accordance with its terms.

22. Specific Performance.  The Parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy.  Accordingly, each Party agrees that in addition to other remedies the other Party shall be entitled to at law or equity or pursuant to this Agreement, the other Party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the state or federal courts located in the Southern District of New York.  In the event that any action shall be brought to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law and each Party agrees to waive any bonding requirement under any applicable law.

23. Entire Agreement.  This Agreement constitutes the entire and exclusive agreement between the Parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous agreements, understandings, promises, representations, warranties, covenants, negotiations and discussions, whether oral or written, whether express, implied or apparent in connection with the subject matter hereof. No supplements or modifications or waivers or terminations of said Agreement shall be binding unless executed in writing by the Party to be bound.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date and year first above written.

BANC OF CALIFORNIA, INC.	BASSWOOD CAPITAL MANAGEMENT, LLC

By: /s/ Chad Brownstein	By: /s/ Marc Samit
Name: Chad Brownstein	Name: Marc Samit
Title: Lead Director	Title: Principal

BASSWOOD ENHANCED LONG SHORT FUND LP

By: /s/ Marc Samit
Name: Marc Samit
Title: Principal of its general partner

BASSWOOD ENHANCED LONG SHORT FUND GP, LLC

By: /s/ Marc Samit
Name: Marc Samit
Title: Principal

EXHIBIT A

David L. Aronoff (SBN: 152606)
daronoff@winston.com
Saul S. Rostamian (SBN: 235292)
srostamian@winston.com
WINSTON & STRAWN LLP
333 S. Grand Avenue, Suite 3800
Los Angeles, CA 90071-1543
Telephone: (213) 615-1700
Facsimile: (213) 615-1750

Ian Boczko, pro hac vice
IBoczko@wlrk.com
WACHTELL, LIPTON, ROSEN & KATZ
51 West 52nd Street
New York, NY 10019
Telephone: (212) 403-1000
Facsimile: (212) 403-2196

Attorneys for Plaintiff,
BANC OF CALIFORNIA, INC.

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA
SOUTHERN DIVISION

BANC OF CALIFORNIA, INC.,	Case No. SACV 14-00915 JAK
Plaintiff,	NOTICE OF VOLUNTARY DISMISSAL WITH PREJUDICE
v.

BASSWOOD CAPITAL MANAGEMENT, LLC,
BASSWOOD ENHANCED LONG SHORT FUND, LP,
and BASSWOOD ENHANCED LONG SHORT GP, LLC,

Defendants.

NOTICE
WHEREAS, on June 13, 2014 Banc of California, Inc. (“Plaintiff”) filed a complaint against Basswood Capital Management, LLC, Basswood Enhanced Long Short Fund LP, and Basswood Enhanced Long Short GP, LLC (together with Plaintiff, the “Parties”);

WHEREAS, on August 20, 2014, the Parties entered into a Settlement Agreement and Release to resolve their dispute;

NOW THEREFORE, Plaintiff, pursuant to Rule 41(a)(1)(A)(i) of the Federal Rules of Civil Procedure, hereby dismisses this proceeding with prejudice and without fees or costs to any party as against any other party.

Dated: August [_], 2014

WACHTELL, LIPTON, ROSEN & KATZ	WINSTON & STRAWN LLP

Ian Boczko, pro hac vice	By: David L. Aronoff
Attorneys for Plaintiff
BANC OF CALIFORNIA, INC.